Exhibit 10.9



                         EXECUTIVE EMPLOYMENT AGREEMENT

                                     BETWEEN

                         LIFE CRITICAL CARE CORPORATION
                                 (the "Company")

                                       AND

                                 THOMAS H. WHITE
                                (the "Executive")

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT ("this Agreement") is entered into as of the 19th day of May, 1996, to be effective as of the 25th of July, 1996 between Life Critical Care Corporation, a Delaware corporation (the "Company"), and Thomas H. White (the "Executive").

WITNESSETH:

WHEREAS, the Company and the Executive desire to enter into this Agreement to insure the Company of the services of the Executive and to set forth the rights and duties of the parties hereto;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1.    Employment.

The Company hereby employs the Executive, and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

During the term of this Agreement, or any renewal hereof (all references herein to the term of this Agreement shall be deemed to include references to all periods of renewal hereof, if any), the Executive shall devote his full and exclusive business time, energies, attention and best efforts to the performance of his duties hereunder, which may include travel as may reasonably be required of him.

The Company understands that the Executive serves as an officer of M&M Business Machines.

2.    Term and Position.

The initial term of the Agreement shall be twenty-nine (29) months, commencing as of July 25, 1996 and continuing through December 31, 1998 (the "Initial Expiration Date"), unless sooner terminated as herein provided. The term of this Agreement shall renew automatically for subsequent terms of one (1) year each (each a "Renewal Term"), unless at least ninety (90) days before the Initial Expiration Date, or at least ninety (90) days in advance of the expiration of any subsequent Renewal Term (as the case may be), either party gives the other party notice in writing of its intent not to renew this Agreement. As used in this Agreement, the term "Term" shall mean either the Initial Term or any Renewal Term, as the case may be.

During the term of this Agreement, the Executive shall be employed as the President and Chief Executive Officer of the Company.

As President, the Executive shall be responsible for interpretation and required implementation of the policies of the Company as determined and specified from time to time by the Board of Directors of the Company, and he shall be responsible for the management and expansion of the business and affairs of the Company. As President, the Executive shall have the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Company and on its behalf, to negotiate and make any agreements, waivers or commitments which do not require the express approval of the Board of Directors of the Company.

The Executive shall immediately notify the Company of (i) his own illness and consequent absence from work or (ii) any intended significant change in his plans to work for the Company.

During the Term of this Agreement, the Executive shall serve in any additional offices or positions of the Company and its subsidiaries and affiliates (including as a member of the Company's Board of Directors and any committees thereof) to which he may be elected or appointed by appropriate action of the Company. The Executive shall serve in any such additional capacities without separate compensation for so serving, unless otherwise authorized by the Board of Directors of the Company or its shareholders.

If the Company materially and adversely changes the Executive's duties and responsibilities without his consent or if the Company materially changes its Business Activities without his consent, the Executive shall have the right to terminate his employment with the Company, but such termination shall not be considered a voluntary resignation or termination of such employment or of this Agreement but rather a discharge of the Executive by the Company without cause. The Executive shall be deemed not to have consented to any written proposal calling for a material adverse change in his duties and responsibilities unless he shall give written notice of his consent thereto to the Board of Directors of the Company within fifteen (15) days after actual receipt of such written proposal. If the Executive shall not have given such consent, the Company shall have the opportunity to withdraw such proposed material change by written notice to the Executive given within ten (10) days after the end of said fifteen (15) day period.

3.    Compensation.

         a. Base Salary. As compensation for services rendered under this Agreement, the Company shall pay the Executive, during the term of this Agreement, a base salary (the "Base Salary") at the annual rate of $150,000 through December 31, 1996, which Base Salary shall be increased to the annual rate of $175,000 effective January 1, 1997 through December 31, 1997, and which Base Salary shall be increased to the annual rate of $200,000 effective January 1, 1998 through December 31, 1998, payable not less frequently than monthly. On each January 1, commencing on January 1, 1997, and at any time that there is a change in the financial condition or character of the business of the Company during the term of this Agreement, the Compensation Committee of the Board of Directors of the Company, the majority of which will be comprised of "outside" Directors (the "Compensation Committee") shall review the Base Salary to determine whether or not to grant additional increases in the Base Salary.

         b. Bonuses. The Company shall pay to the Executive a sign-on bonus payable quarterly at a rate of $7,500 per quarter through December 31, 1997. Based upon the Executive's performance during the term of this Agreement, the Company's operating results, and such other factors as the Compensation Committee shall determine to be appropriate, commencing in 1997 the Executive may receive from time to time a performance bonus of up to 50% of Base Salary, as the Compensation Committee in its sole discretion shall authorize or agree to pay, payable on such terms and conditions as it shall determine.

         c. Stock Option Plan. The Company has established a stock incentive plan in the form attached hereto as Exhibit A (the "Stock Incentive Plan") that becomes effective upon the completion of the initial public offering (the "IPO") of shares of common stock of the Company (the "Common Stock") contemplated by the Registration Statement (the "Effective Date"). The Stock Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of the Company of up to 360,000 stock options ("Options"). On the Effective Date, the Company shall grant to the Executive 100,000 Options (the "Initial Grant") that will vest 20% on each anniversary of the Effective Date and, to the extent vested and subject to the further terms hereof, shall be exercisable at 90% of the initial offering price of the Common Stock. If the Executive leaves his employment with the Company for any reason set forth in Section 11 or by his termination of this Agreement with good reason, all his unvested Options shall automatically and fully vest. If the Executive leaves his employment with the Company for any reason other than as set forth in the preceding sentence, all unvested Options shall be forfeited. Upon the Executive's termination of employment, the Executive (in the case of his death, the Executive's personal representative or heirs) shall be entitled to exercise all Options vested as of the date of termination of employment at any time during the applicable unexpired exercise period set forth in the Stock Incentive Plan.

4.       Health Insurance and Other Benefits.

The Executive shall receive, at the expense of the Company, hospitalization, major medical, disability, pension plan and such other benefits upon terms and conditions established by the Company from time to time and consistently applied for all of its senior executive officers.

         a) Vacation. The Executive shall be entitled to annual vacation at full pay during each twelve (12) month period, such vacation to be of a duration equal to the greater of (i) four (4) weeks or
              (ii) the time period permitted by the Company's vacation and leave policies in effect from time to time. No more than five (5) consecutive days may be taken at a time without the prior notice to and consent of the Board of Directors, which consent shall not be unreasonably delayed or withheld. In addition to the foregoing, the Executive may be granted leaves of absence with or without pay for such reasons as shall be mutually agreed upon by the Board of Directors of the Company and the Executive.

         b) Employee Benefit Plan. The Executive shall be entitled to participate in any equity or other employee benefit plan (including but not limited to paid sick leave and holidays in accordance with the Company's announced policy for executive employees, as in effect from time to time, workers' compensation, pension plans and profit sharing plans) that is generally available to executive officers of the Company. The Executive's participation in and benefits under any such plans shall be on the terms and subject to the conditions specified in any governing documents of the particular plan.

         c) Automobile. The Company shall provide, at its expense, (1) a car of the Company's choosing or (2) a car allowance of $600 per month toward the Executive's unlimited use of an automobile to be selected by the Executive, at the Executive's election.

         d) Relocation Reimbursement. The Company shall reimburse the Executive for Relocation Expenses incurred in connection with relocation of up to $50,000. The Relocation Expenses shall include moving expenses (the actual documented costs of the cost of transporting the household and personal effects of the Executive, his spouse and his dependent children from his former residence to his new residence; traveling costs, including meals and lodging, incurred by the Executive and his spouse prior to relocation for the purpose of seeking a new residence; and the cost of temporary quarters in the city of the Executive's new residence pending occupancy of his new residence, but in no event more than one hundred eighty (180) days), the realtor's fee on the sale of the Executive's former residence, all reasonable and customary closing and settlement costs on the sale of his former residence, and up to two (2) points as required by the lender for his new residence to be paid at the closing on his new residence.

5.       Reimbursement and Financial Records.

The Company shall promptly reimburse the Executive during the term of this Agreement or thereafter for preapproved business travel (coach class), entertainment and other business expenses reasonably and necessarily incurred by the Executive in the promotion of the Company's business during the term of this Agreement. The Executive shall furnish such documentation with respect to reimbursement to be paid under this Section 5 as the Company reasonably shall require in order to substantiate the Company's right to claim income tax deductions for such expenses.

6.       Indemnification.

For service as a director or officer of the Company or any subsidiary of the Company, the Executive shall be entitled to the protection of the applicable indemnification provisions of the charter and bylaws of the Company and any such subsidiary and to the fullest extent permitted by Delaware law. The Company shall maintain Directors & Officers liability insurance.

7.       Non-Disclosure of Information Concerning Business.

The Executive acknowledges that, in and as a result of his employment hereunder, he will be making use of, acquiring and/or adding to confidential or proprietary information developed by the Company and of a special and unique nature and value to the Company, including, but not limited to, the nature and material terms of business opportunities and proposals available to the Company, the Company's methods, systems and research, the names and addresses of its clients, customers and suppliers, financial records of the Company and of clients, customers and suppliers, and other information, data, and documents now existing or later acquired by the Executive or the Company regardless of whether any such information, data, or documents qualify as "trade secrets" under applicable Federal or State law (collectively, the "Confidential Information"). As a material inducement to the Company to enter into this Agreement, and to pay the Executive the compensation referred to herein, along with other considerations provided herein, the Executive covenants and agrees that he shall not at any time during the Term of this Agreement or thereafter, directly or indirectly, divulge or disclose or use for any purpose whatsoever (except for the sole and exclusive benefit of the Company, as reasonably required in connection with his duties to the Company or as otherwise required by law), any Confidential Information which has been obtained by or disclosed to him as a result of his employment with the Company.

Notwithstanding the foregoing, Confidential Information shall not include information:

         (a) which was in the public domain at the time of the Company's disclosure thereof to the Executive;

         (b) which entered the public domain through no fault of Executive subsequent to the time of the Company's disclosure thereof to Executive;

         (c) which was in Executive's possession free of any obligation of confidentiality at the time of the Company's disclosure thereof to Executive;

         (d) which was disclosed to Executive in good faith by a third party which has the right to make such disclosure subsequent to the time of the Company's disclosure thereof to Executive; or

         (e) which was disclosed by the Company to a third party free of any obligation of confidence.

8.       Non-Competition.

The Executive acknowledges that the Company considers the Executive's services to be rendered hereunder are of a special and unique character to the success and continued operation of the Company's business. In recognition of the aforesaid and the Base Salary and other compensation to be paid to the Executive hereunder, the Executive agrees that:

During the Term of this Agreement and for the period of 12 months following the termination of employment with the Company for any reason whatsoever (the "Restricted Period"), the Executive shall not engage in Business Activity in any state where the Company or any successor to the Company's business or any of their affiliates or subsidiaries then conducts business or has conducted business (the "Restricted Area"), or have any interest, whether as a proprietor, partner, employee, stockholder, principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever in any enterprise that participates in a business that has products or service that are sold or provided by the Company at the date of such termination or within a 12 month period prior thereto or any successor to the Company's business, or any of their affiliates or subsidiaries ("Competitive Business") with the Company in the Restricted Area without the prior written consent of the Company.

During the Restricted Period, the Executive will not, directly or indirectly, solicit, induce or influence any of the Company's contacts or clients which have or have had a business relationship with the Executive at any time during the term of this Agreement to discontinue or reduce the extent of such relationship with the Company.

Further, during the Restricted Period the Executive will not, directly or indirectly, attempt or assist others in any transaction involving any acquisition identified by the Company or the Executive during the term of this Agreement.

During the Restricted Period and within the Restricted Area, the Executive will not, without the prior written approval of the Company, (A) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (B) employ or seek to employ, or cause any Competitive Business to employ or seek to employ any person who is then (or was at any time within six (6) months prior to the date the Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

During the Restricted Period, the Executive will not intentionally interfere with or disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any customer, employee, supplier, vendor or agent of the Company.

9.       Remedy.

The Executive covenants and agrees that if he shall violate any of his covenants or agreements provided for pursuant to Sections 7 or 8 hereof, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, and benefits which the Executive, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company may be entitled to at law or in equity or under this Agreement.

10.      Termination by the Company for Cause.

The Company may, at its option, immediately terminate this Agreement for "cause" by giving written notice of termination to the Executive.

"Cause" shall mean (A) committing or participating in an injurious act of fraud, gross neglect, material misrepresentation, embezzlement or dishonesty against the Company or any of its affiliates or subsidiaries; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company or any of its affiliates or subsidiaries, and which materially harms the Company including through an act of dishonesty or material conflict of interest which relates to the performance of the Executive's duties hereunder; (C) engaging in a criminal enterprise involving moral turpitude; (D) an act or acts constituting a felony under the laws of the United States or any state thereof; (E) committing a material breach of any of the provisions of Sections 7 or 8 of this Agreement; or (F) substantial breach of contract, refusing or willfully failing to carry out specific directions of the Board of Directors of the Company, or willfully refusing or willfully failing to perform a material part of his duties hereunder, provided such specific directions or performance of duties are not in violation of law.

In the event of termination for any of the reasons set forth in this Section 10, the Executive shall be entitled to no further compensation or other benefits under this Agreement, except as to that portion of any unpaid Base Salary and other benefits accrued and earned by him hereunder up to and including the date of such termination for "cause."

11.      Termination by the Company Without Cause.

If the Company terminates the Executive "without cause", which shall mean for any reason other than the death or disability of the Executive preventing the Executive from performing the normal functions of the Executive's job for a period of sixty (60) days and other than as set forth in Section 10 hereof, the Executive shall be entitled to receive from the Company a Termination Benefit equal to the greater of (i) 100% of the Executive's annual Base Salary as in effect on the date of his termination of employment, payable in monthly installments on the first day of each month for the twelve (12) months immediately following the month in which his employment terminates, or (ii) the Executive's Base Salary, at the rate in effect for the Executive on the date of termination, for the balance of the employment Term provided by Section 2, payable in monthly installments for the number of months remaining in the employment Term, on the first day of each month, immediately following the month in which his employment terminates.

12.      Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in Baltimore City, Maryland, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Section 12 shall be construed so as to deny the Company the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach by the Executive of any of his covenants contained in Sections 7 and 8 hereof.

13.      Attorneys' Fees.

In the event any litigation, controversy or arbitration arises out of or in connection with this Agreement between the parties hereto, each party in such litigation, controversy or arbitration shall bear its respective attorneys' fees, expenses and suit costs, including those associated with any appellate or post judgment collection proceedings.

14.      Time of Essence.

Time is of the essence of this Agreement and each covenant and condition contained herein.

15.      Notices and Demands.

Any notice or demand which, by any provision of this Agreement or any agreement, document, or instrument executed pursuant hereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, postage and charges prepaid, to the following address:

if to the Company:                  Prior to the Company's IPO
                                    Life Critical Care Corporation
                                    3333 W. Commercial Blvd., Suite 203
                                    Fort Lauderdale, Florida   33309

                                    Following the Company's IPO
                                    Life Critical Care Corporation
                                    401 E. North Avenue
                                    Villa Park, Illinois   60181

with a copy to:                     George S. Lawler, Esquire
                                    Whiteford, Taylor & Preston L.L.P.
                                    210 West Pennsylvania Avenue
                                    Towson, Maryland  21204

or at any other address designated by the Company to the Executive in writing, and

if to the Executive:                8357 Black Walnut Drive
                                    East Amherst, New York  14051

or at any other address designated by the Executive to the Company in writing.

16.      Severability.

If any provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by any party hereunder or substantially increase the burden of any party hereto, shall be held to be invalid or unenforceable to any extent, the same shall not affect in any respect whatsoever the validity of enforceability of the remainder of this Agreement.

17.      Waiver of Modification.

No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.

18.      Complete Agreement.

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such matter.

19.      Applicable Law, Binding Effect and Venue.

This Agreement shall be construed and regulated under and by the laws of the State of Maryland, and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. Venue for any arbitration or action related to or arising out of this Agreement shall lie in Baltimore City, Maryland. The Company shall not effect any merger, consolidation or sale of all or substantially all of its assets unless prior to or simultaneous with its consummation the successor entity (if other than the Company) resulting from such transaction, or the entity purchasing the Company's assets, assumes all the obligation of the Company under this Agreement.

20.      Section Headings.

Section   headings  used   throughout  this  Agreement  are  for  reference  and
convenience and in no way define, limit or describe the scope or intent of this Agreement or affect its provisions.

21.      Multiple Copies or Counterparts of Agreement.

The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original and all of such counterparts taken together shall have the effect of a fully executed original. This Agreement shall have no effect unless and until signed in counterparts or otherwise by all parties set forth in the first paragraph of this Agreement.

22.      Opportunity to Employ Counsel.

The Executive acknowledges receipt of a copy of this Agreement prior to his employment by the Company and also acknowledges that he has had ample time and opportunity to employ counsel of his choice to provide advice concerning the terms and conditions of this Agreement and the Executive's prospective employment with the Company.

23.      Definitions.

The term "Business Activity" shall be deemed to include any business activity relating to home health services and home medical equipment sales and services and any additional activities which the Company may engage in during the term of this Agreement.

The term "subsidiary" shall mean any entity deemed to be a subsidiary of the Company under the rules and regulations of the United States Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement on the day and year first set forth above.

                                                 LIFE CRITICAL CARE CORPORATION,
                                                 a Delaware corporation


                                                 By:  _________________________
                                                      its authorized signatory


WITNESS:



_________________________     _________________________    Date: _______________
                                   Thomas H. White